UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 29, 2006
NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA		L6T 5P6

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 5, 2006, Nortel Networks Corporation (“NNC”) announced the closing of the previously announced offering of US$2 billion aggregate principal amount of senior notes (the “Notes”) by the registrant to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act. The press release announcing the closing is attached hereto as Exhibit 99.1 and incorporated by reference herein. NNC owns all of the registrant’s common shares and the registrant is NNC’s principal direct operating subsidiary.
In connection with the offering, NNC, the registrant, an indirect subsidiary of NNC, Nortel Networks Incorporated (“NNI”), and the representative of the initial purchasers entered into a purchase agreement dated June 29, 2006, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. In the purchase agreement, NNC, the registrant, and NNI have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the initial purchasers may be required to make in respect of those liabilities.
In addition, NNC, the registrant, NNI and The Bank of New York as trustee entered into an indenture dated as of July 5, 2006, attached hereto as Exhibit 4.1, and a first supplemental indenture dated as of July 5, 2006, attached hereto as Exhibit 4.2, both of which are incorporated by reference herein.
In connection with the issuance of the Notes, NNC, the registrant, and NNI also entered into a registration rights agreement dated July 5, 2006 with the representative of the initial purchasers obligating NNC, the registrant and NNI to use their reasonable best efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) and cause to become effective a registration statement relating to an offer to exchange the Notes for SEC-registered notes, evidencing the same continuing indebtedness as the Notes and with terms substantially identical to the Notes. If applicable interpretations of the staff of the SEC do not permit Nortel to effect the exchange offer, NNC, the registrant and NNI have agreed to use their reasonable best efforts to file and cause to become effective a shelf registration statement relating to resales of the Notes. Holders of the Notes will be entitled to the payment of certain additional interest if (i) the registration statement is not filed within 15 months after the date of issuance of the Notes, (ii) the registration statement does not become effective within 18 months after the date of issuance of the Notes, (iii) the exchange offer is not completed within 45 days after the registration statement becomes effective or (iv) if required, the shelf registration statement does not become effective within 18 months plus 45 days after the date of issuance of the Notes or following its effectiveness, subject to limited exceptions, ceases to remain effective or otherwise available for more than 45 days in any 12-month period prior to the time the Notes are freely transferable under the Securities Act. In the registration rights agreement, NNC, the registrant and NNI have agreed to indemnify the holders of the Notes and the initial purchasers against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the holders or the initial purchasers may be required to make in respect of those liabilities. The registration rights agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.
The registrant expects that the net proceeds from the sale of the Notes will be approximately US$1,956 million, after deducting commissions payable to the initial purchasers and other offering expenses. Nortel has used US$1,300 million of these net proceeds to refinance the US$1,300 million one-year credit facility that NNI entered into in February 2006 (the “2006 Credit Facility”), and expects to use the remainder for general corporate purposes, including to replenish its cash resources in light of recent cash outflows of US$150 million for the repayment at maturity of the aggregate outstanding principal amount of the 7.40% Notes due June 15, 2006 issued by NNC’s indirect finance subsidiary, Nortel Networks Capital Corporation (“NNCC”), and fully and unconditionally guaranteed by the registrant, and US$575 million (plus accrued interest of US$5 million) deposited into escrow on June 1, 2006 pursuant to the proposed class action settlement first announced on February 8, 2006.
Certain of the initial purchasers and their affiliates have provided in the past to NNC, the registrant and NNI and their respective affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for NNC, the registrant and NNI and their respective affiliates in the ordinary course of business, including in connection with the 2006 Credit Facility, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the initial purchasers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities, and may do so in the future. The Bank of New York currently acts as trustee under an indenture governing the terms of certain outstanding debt securities issued by NNCC and guaranteed by the registrant, and may provide from time to time similar services in connection with future securities offerings by NNC, the registrant and NNI and their respective affiliates.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously announced, the Notes issued by the registrant consist of US$450 million of Senior Notes due 2016 (the “2016 Fixed Rate Notes”), US$550 million of Senior Notes due 2013 (the “2013 Fixed Rate Notes”) and US$1,000 million of Floating Rate Senior Notes due 2011 (the “Floating Rate Notes”) and are fully and unconditionally guaranteed by NNC and initially guaranteed by NNI.
The Notes are senior unsecured obligations of the registrant and rank pari passu with all other senior obligations of the registrant and effectively junior to all secured obligations of the registrant to the extent of the value of the property securing such obligations. Each guarantee is the direct, unconditional, unsecured and unsubordinated obligation of the respective guarantor and ranks equally and ratably without preference among themselves and at least equally with other senior unsecured obligations of the respective guarantor, except to the extent prescribed by law. The Notes and related guarantees are effectively subordinated to all liabilities of the subsidiaries of NNC that are not guarantors (other than the registrant) to the extent of the value of such subsidiaries. The Notes were issued under the indenture and the first supplemental indenture described above in Item 1.01.
The 2016 Fixed Rate Notes will pay interest semi-annually at a rate per annum of 10.75%, the 2013 Fixed Rate Notes will pay interest semi-annually at a rate per annum of 10.125%, and the Floating Rate Notes will pay interest quarterly at a rate per annum, reset quarterly, equal to three-month LIBOR plus 4.25%. Holders of the Notes will be entitled to the payment of additional interest under certain circumstances set forth in the registration rights agreement, as described above in Item 1.01.
The registrant may redeem each series of Notes in the event of certain changes in applicable withholding taxes. On or prior to July 15, 2009, the registrant may also redeem up to 35% of each series of Notes with the proceeds of certain equity offerings. In addition, the registrant may redeem the 2013 Fixed Rate Notes and, prior to July 15, 2011, the 2016 Fixed Rate Notes at 100% of the principal amount thereof, plus accrued and unpaid interest and a “make-whole” premium. On or after July 15, 2011, the registrant may redeem the 2016 Fixed Rate Notes at the redemption prices set forth in the indenture.
Upon a change of control, the registrant will be required to offer to purchase the Notes at 101% of the principal amount thereof plus accrued and unpaid interest. In the event of certain events of default under the indenture either the Trustee or the holders of not less than 25% in principal amount of the then-outstanding Notes of the affected series may declare the principal of, and premium, if any, on all Notes of the series to be due and payable, together with accrued interest.
The indenture governing the Notes contains certain limitations on the ability of NNC and its subsidiaries to incur or guarantee indebtedness, grant liens without equally and ratably securing the Notes, pay dividends on or repurchase certain capital of NNC and the registrant, and enter into certain mergers, amalgamations or consolidations. These covenants are subject to a number of important exceptions and limitations and certain of these covenants will either be inapplicable or more limited at any time that the Notes have an investment grade rating.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
4.1	Indenture dated as of July 5, 2006 among Nortel Networks Limited, Nortel Networks Corporation, Nortel Networks Inc. and The Bank of New York, as trustee.

4.2	First Supplemental Indenture dated as of July 5, 2006 among Nortel Networks Limited, Nortel Networks Corporation, Nortel Networks Inc. and The Bank of New York, as trustee.

10.1	Purchase Agreement dated June 29, 2006 among Nortel Networks Limited, Nortel Networks Corporation, Nortel Networks Inc. and the representative of the initial purchasers.

10.2	Registration Rights Agreement dated July 5, 2006 among Nortel Networks Limited, Nortel Networks Corporation, Nortel Networks Inc. and the representative of the initial purchasers.

99.1	Press release issued by NNC on July 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/s/ Gordon A. Davies

Gordon A. Davies General Counsel — Corporate and Corporate Secretary

By:	/s/ Tracy S. J. Connelly McGilley

Tracy S. J. Connelly McGilley Assistant Secretary
Dated: July 6, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of July 5, 2006 among Nortel Networks Limited, Nortel Networks Corporation, Nortel Networks Inc. and The Bank of New York, as trustee.

4.2	First Supplemental Indenture dated as of July 5, 2006 among Nortel Networks Limited, Nortel Networks Corporation, Nortel Networks Inc. and The Bank of New York, as trustee.

10.1	Purchase Agreement dated June 29, 2006 among Nortel Networks Limited, Nortel Networks Corporation, Nortel Networks Inc. and the representative of the initial purchasers.

10.2	Registration Rights Agreement dated July 5, 2006 among Nortel Networks Limited, Nortel Networks Corporation, Nortel Networks Inc. and the representative of the initial purchasers.

99.1	Press release issued by NNC on July 5, 2006.